Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 11, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to Shareholders of Chase Vista Select Tax Free Income Fund, Chase Vista Select Intermediate Tax Free Income Fund, Chase Vista Select New York Intermediate Tax Free Income Fund and Chase Vista Select New Jersey Tax Free Income Fund (separately managed portfolios of Mutual Fund Select Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY  10036
December 1, 1999